Exhibit 10.4

                                ESCROW AGREEMENT

        ESCROW AGREEMENT, dated as of September 8, 1997 (this "Agreement"), among Local Financial Corporation (the "Company"), a Delaware corporation, Barron Collier and Miles Collier (collectively, the "Selling Shareholders") and The Bank of New York (the "Escrow Agent").


                              W I T N E S S E T H:

        WHEREAS, the Company and the Selling Shareholders have entered into a Redemption Agreement, dated as of August 25, 1997 (the "Redemption Agreement"), which provides for the redemption of all of the capital stock of the Selling Shareholders by the Company at a purchase price which is subject to certain adjustments that are specified in the Redemption Agreement. Capitalized terms which are not otherwise defined herein shall have the meanings set forth in the Redemption Agreement; and

        WHEREAS, the Escrow Agent is willing to serve as the escrow agent for the Company and the Selling Shareholders in connection with the matters specified in the Redemption Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Appointment of Escrow Agent; Establishment of Escrow Accounts; Deposit of Funds. The Escrow Agent is hereby appointed as Escrow Agent for the Company and the Selling Shareholders in connection with the matters specified in Sections 5.1 and 5.2 of the Redemption Agreement and in accordance with the terms and conditions set forth herein. The parties hereto hereby establish two (2) escrow accounts bearing interest from investments with the Escrow Agent, which escrow accounts are entitled the "Local Financial FDIC Assistance Agreement Escrow Account" and the "Local Financial Closing Adjustment Escrow Account" (each, an "Escrow Account" and, collectively, the "Escrow Accounts"). The Escrow Agent accepts such appointment as Escrow Agent for the Company and the Selling Shareholders.

               At the Closing, in accordance with Sections 5.1 and 5.2 of the Redemption Agreement, the Company shall deposit, by wire transfer of immediately available funds to the Escrow Agent, $10.0 million dollars into the Local Financial FDIC Assistance Agreement Escrow Account and $5.0 million in the Local Financial Closing Adjustment Escrow Account.

               2. Escrow Period. The Escrow Period (the "Escrow Period") shall begin with the date of the Closing. Subject to Section 3 hereof, with respect to each Escrow Account, the Escrow Period shall end on the date upon which all of the funds held in such account shall have been paid as provided herein and in the Redemption Agreement.



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               The Company and the Selling Shareholders are each aware and hereby expressly acknowledge that, during the Escrow Period, neither of them are entitled to any funds held in any of the Escrow Accounts and that no amounts deposited in any of the Escrow Accounts shall become the property of or be subject to the debts of the Company, the Selling Shareholders or any other entity.

               3.      Release of Escrow Funds.

                       (a) The Escrow Agent will hold the funds in the Escrow
               Accounts in its possession under the provisions of this Agreement until authorized in writing hereunder to deliver such funds or any specified portion thereof as follows:

                              (i) If the Final FDIC Net Resolution Amount
                       results in a payment being made by the Company to the FDIC and the amount of such payment exceeds the FDIC Reserve Amount, the Company shall deliver to the Escrow Agent a notice that certain of the funds held in the Local Financial FDIC Assistance Agreement Escrow Account are to be paid to it (a "Notice of Claim") pursuant to
                       Section 5.1(b) of the Redemption Agreement, which Notice of Claim shall set forth the amount of such funds the Company is requesting be paid to it, and the Company shall simultaneously deliver a copy of such Notice of Claim to the Selling Shareholders. The Escrow Agent shall promptly notify the Selling Shareholders of its receipt of such Notice of Claim.

                              (ii) If the Final FDIC Net Resolution Amount
                       results in either (x) a payment being made by the Company to the FDIC and the amount of such payment is less than the FDIC Reserve Amount or (y) a payment being made by the FDIC to the Company, the Selling Shareholders shall deliver a Notice of Claim to the Escrow Agent requesting the payment to the Selling Shareholders of all of the funds in the Local Financial FDIC Assistance Agreement Escrow Account pursuant to Section 5.1(c) of the Redemption Agreement, and the Selling Shareholders shall simultaneously deliver a copy of such Notice of Claim to the Company. The Escrow Agent shall promptly notify the Company of its receipt of such Notice of Claim.

                              (iii) If the Adjusted Closing Equity is less than
                       $144,477,000, the Company shall deliver a Notice of Claim to the Escrow Agent pursuant to Section 5.2(d)(i) of the Redemption Agreement, which Notice of Claim shall set forth the amount of the funds held in the Local Financial Closing Adjustment Escrow Account that the Company is requesting be paid to it, and the Company shall simultaneously deliver a copy of such Notice of Claim to the Selling Shareholders. The Escrow Agent shall promptly notify the Selling Shareholders of its receipt of such Notice of Claim.


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                              (iv) If the Adjusted Closing Equity is greater
                       than or equal to $144,477,000, the Selling Shareholders shall deliver a Notice of Claim to the Escrow Agent requesting the payment to the Selling Shareholders of all of the funds in the Local Financial Closing Adjustment Escrow Account pursuant to Section 5.2(d)(ii) or (iii) of the Redemption Agreement, and the Selling Shareholders shall simultaneously deliver a copy of such Notice of Claim to the Company. The Escrow Agent shall promptly notify the Company of its receipt of such Notice of Claim.

                              (v) As used herein, the term "Asserting Party"
                       shall refer to the party (or, in the case of the Selling Shareholders, parties) which has delivered to the Escrow Agent a Notice of Claim and the term "Non-Asserting Party" shall refer to the other party (or in the case of the Selling Shareholders, parties) hereto. Unless the Escrow Agent receives notice from the Non-Asserting Party pursuant to Section 3(b) hereof within the fifteen-day period following the delivery (which shall be deemed to be the date on which the Escrow Agent receives the relevant Notice of Claim) by the Asserting Party to the Non- Asserting Party of a copy of any Notice of Claim (the "Fifteen-Day Notice Period"), the Escrow Agent will release and deliver, and free and discharge from this Escrow Agreement, funds from the relevant Escrow Account as follows: (w) if the Notice of Claim is delivered pursuant to Section 3(a)(i) hereof, the Escrow Agent shall release and deliver the requested amount of funds from the Local Financial FDIC Assistance Agreement Escrow Account to the Company and the Escrow Agent shall release and deliver the balance of the funds in such Escrow Account, if any, in equal amounts to each of the Selling Shareholders; (x) if the Notice of Claim is delivered pursuant to Section 3(a)(ii) hereof, the Escrow Agent shall release and deliver all of the funds in the Local Financial FDIC Assistance Agreement Escrow Account in equal amounts to each of the Selling Shareholders; (y) if the Notice of Claim is delivered pursuant to Section 3(a)(iii) hereof, the Escrow Agent shall release and deliver the requested amount of funds from the Local Financial Closing Adjustment Escrow Account to the Company and the Escrow Agent shall release and deliver the balance of the funds in such Escrow Account, if any, in equal amounts to each of the Selling Shareholders; and
                       (z) if the Notice of Claim is delivered pursuant to
                       Section 3(a)(iv) hereof, the Escrow Agent shall release and deliver all of the funds in the Local Financial Closing Adjustment Escrow Account in equal amounts to each of the Selling Shareholders. If the Escrow Agent receives a Notice of Dispute (as defined herein) within the Fifteen-Day Notice Period from the Non-Asserting Party, then the funds held in the relevant Escrow Account shall not be released and delivered pursuant to the preceding sentence.

                       (b) Each party shall have the right to dispute an
               asserted claim to the funds in either Escrow Account by the other party by delivering, to the Escrow Agent

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               (with a copy to the other party), within the Fifteen-Day Notice
               Period, a written notice (a "Notice of Dispute") which disputes the matters set forth in the applicable Notice of Claim.

                       (c) In connection with the delivery of written notices to
               the Escrow Agent pursuant to this Escrow Agreement, other than investment instructions under Section 5 hereof, the parties hereto agree as follows:

                              (i) Each written notice shall be signed by an
                       officer or an authorized representative of the party giving such notice (which, in the case of the Selling Shareholders, may be the Shareholder Representative) and shall accurately set forth in each case:

                                     (x) the party to whom, or the account to
                               which, the Escrow Agent is thereby directed to pay such amount; and

                                     (y) the date upon which the Escrow Agent is
                              directed to pay such amount (which date, with respect to a Notice of Claim, shall not be before the expiration of the Fifteen-Day Notice Period); and such officer or representative shall certify as to the compliance of such notice and the contents thereof with the Redemption Agreement and this Escrow Agreement.

                                     The Escrow Agent may rely fully on the
                       provisions set forth in said written notices of the Company and/or the Selling Shareholders without responsibility to determine whether such notice complies with the provisions of this Section 3, this Section 3(c) being solely for the purpose of setting forth the obligations and agreements of the parties hereto.

                              (ii) The Company and the Selling Shareholders
                       shall act in a timely basis to effectuate the payment of the funds held in the Escrow Accounts in accordance with, and subject to all of the provisions and conditions of, this Escrow Agreement and the Redemption Agreement.

               4. Notification of Status of Escrow Accounts. The Escrow Agent shall provide the Company and the Selling Shareholders with a statement as of the end of each month during which this Agreement is in force, setting forth the aggregate amount of funds in each of such Escrow Accounts.

               5. Investment of Escrow Accounts. The Escrow Agent shall invest the funds in each of the Escrow Accounts, as directed in writing by the Company and the Selling Shareholders, in short-term certificates of deposit, short-term obligations of the United States, any state or agency thereof, or money market mutual funds investing in the foregoing instruments.

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               6. Rights, Liabilities and Indemnification of the Escrow Agent.
        Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the Company, the Selling Shareholders and the Escrow Agent hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent and which shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent:

                       (a) The duties and obligations of the Escrow Agent shall
               be determined solely by the express provisions of this Agreement and the Escrow Agent shall be responsible solely for the performance of such duties and obligations as are specifically set out in this Agreement and no duties, responsibilities or obligations shall be inferred or implied.

                       (b) The Escrow Agent shall not be responsible in any
               manner whatsoever for any failure or inability of the Company, the Selling Shareholders or of any one else, to deliver monies to the Escrow Agent or otherwise to follow any of the provisions of this Agreement.

                       (c) The Company and the Selling Shareholders will jointly
               and severally indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense (including attorney's fees and expenses and other costs of defense) which may be incurred, or that arises out of or in connection with, its performance of its duties and obligations under this Agreement; provided, however, that such indemnification shall not be available for any loss, liability or expense which arises out of or results from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged negligent or having acted in bad faith or through willful misconduct.

                       (d) The Escrow Agent shall have no responsibility to
               inquire into or determine the genuineness, authenticity or sufficiency of any securities, checks or other documents or instruments submitted to it in connection with its duties hereunder. The Escrow Agent shall be entitled to deem the signatories of any documents or instruments submitted to it hereunder and believed by it to be genuine and to have been signed by the proper person as being those purported to be authorized to sign such documents and instruments on behalf of the parties hereto and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind.

                       (e) The Escrow Agent shall not be liable for any error of
               judgment, or for any act done or step taken or omitted by it in connection with the transactions contemplated by this Agreement, except for where the Escrow Agent has been adjudged as having been negligent, having engaged in willful misconduct or having acted in bad faith. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or

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               document from the Company or the Selling Shareholders or any entity acting on behalf of the Company or the Selling Shareholders, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Accounts.

                       (f) The Escrow Agent may seek the advice of legal counsel
               in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

                       (g) If at any time Escrow Agent is served with any
               judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (an "Order") which in any way affects the Escrow Accounts (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of funds or assets in the Escrow Accounts), Escrow Agent shall promptly give notice of such Order to each of the other parties hereto so that any such party or such parties may seek appropriate relief from such Order. Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; provided, however, that if any party notifies Escrow Agent that such party intends to seek relief from such Order, then Escrow Agent shall not comply with such Order if such party reasonably demonstrates to the satisfaction of Escrow Agent and its counsel that delaying compliance with such Order pending resolution of such party's request for relief will not subject Escrow Agent to censure or other penalty. If Escrow Agent complies with any final, non-appealable Order, any Order as to which no party is seeking relief or with any Order as to which the party seeking relief shall not have reasonably demonstrated to the satisfaction of the Escrow Agent and its counsel that delaying compliance with such Order pending resolution of such party's request for relief will not subject Escrow Agent to censure or other penalty, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                       (h) Unless otherwise specifically set forth herein,
               Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent's usual collection practices or terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

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               7. Fees of Escrow Agent. The Company and the Selling Shareholders
        hereby agree that the Escrow Agent shall be entitled to a fee as described in the attached Schedule A plus all documented out-of-pocket expenses incurred by the Escrow Agent (the "Escrow Fee") for performance of the services enumerated herein. The Escrow Fee and the Escrow Agent's expenses shall be split equally by the Company and the Selling Shareholders. The performance by the Escrow Agent of its obligations under this Agreement (other than the taking of any action which, under the express terms of this Agreement, are discretionary) shall be independent of the requirement that the Escrow Agent's fees and expenses be paid, and the Escrow Agent shall not be entitled to delay or withhold performance of such obligations under this Agreement by reason of nonpayment of such fees and expenses; provided, that if any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefor from the Escrow Accounts and may sell, convey or otherwise dispose of any funds or assets in the Escrow Accounts for such purpose.

               8. Security for Obligations. As security for the due and punctual performance of any and all of the Company's or the Selling Shareholders' obligations to Escrow Agent hereunder, now or hereafter arising, the Company and the Selling Shareholders', individually and collectively, hereby pledge, assign and grant to Escrow Agent a continuing security interest in, and a lien on, the Escrow Accounts and all distributions thereon or additions thereto (whether such additions are the result of deposits by the Company or the Selling Shareholders or the investment of funds on deposit in the Escrow Account). The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against the Company and the Selling Shareholders and all third parties in accordance with the terms of the Escrow Agreement. The Company, on the one hand, and the Selling Shareholders, on the other hand, shall promptly reimburse the other for any fees, expenses or other payments (including without limitation indemnification payments) paid directly or indirectly to the Escrow Agent by the other party on behalf of the reimbursing party.

               9. Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the Company and the Selling Shareholders. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the Company and the Selling Shareholders. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of each of the Escrow Accounts then in its possession to a successor Escrow Agent as shall be appointed by the Company and the Selling Shareholders within ten (10) calendar days after giving the foregoing notice of removal or receiving the foregoing notice of resignation, as evidenced by written notice to the Escrow Agent from the Company and the Selling Shareholders.

               If the Company and the Selling Shareholders shall have failed to appoint a successor Escrow Agent prior to the expiration of the thirty days following the date of the notice of

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        resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief; and any such resulting appointment shall be binding upon the parties hereto. The costs and expenses (including reasonable attorney's fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, the Company and the Selling Shareholders.

               Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of each of the Escrow Accounts (less the Escrow Agent's costs and expenses or other obligations owed to the Escrow Agent), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, except for any liability, claim or cause of action arising out of conduct or failure to act of the Escrow Agent constituting gross negligence, bad faith, fraud, or willful misconduct.

               10. Ambiguities and Disputes. (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the funds in the Escrow Accounts, unless Escrow Agent receives written instructions, signed by all the Company and the Selling Shareholders, which eliminates such ambiguity or uncertainty.

               (b) In the event of any dispute between or conflicting claims by or among the Company and the Selling Shareholders and/or any other person or entity with respect to any Escrow Account, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Account so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to the Company or the Selling Shareholders for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Company and the Selling Shareholders.

                11. Notices. Any request, direction, notice or other services required or permitted to be made or given by any party hereto shall be in writing and shall be deemed

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        sufficiently given or served for all purposes if given or served in person or by first class mail or telephone facsimile transmission to the other address as specified, from time to time, by written notice given to the other party hereto:

                       (a)    In the case of the Company:

                              Chairman of the Board
                              Local Financial Corporation
                              3601 NW 63rd Street
                              Oklahoma City, Oklahoma 73116-2087

                       (b)    In the case of the Selling Shareholders:

                              c/o Bruce Sherman
                              3003 Tamiani Trail North
                              Naples, Florida  34103

                              With a copy to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York, New York 10022
                              Attn:  William S. Rubenstein

                       (c)    In the case of Escrow Agent:

                              The Bank of New York
                              101 Barclay Street
                              Floor 21 West
                              New York, New York  10286
                              Attn:  Corporate Trust Administration


               12. Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall constitute an original, but all of which shall constitute one agreement.

               13. Governing Law. This Agreement shall be construed under and governed by the laws of the State of New York.

               14. Captions. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.


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               15. Amendments. This Agreement may not be amended except by a writing signed by each of the parties hereto, or any of their successors.

               16. Duties. The relationship between the Company and the Selling Shareholders on the one hand and the Escrow Agent on the other hand is one of a principal and an agent having limited authority. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement.

               17. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Notwithstanding the foregoing, this Agreement does not supersede or modify in any respect the Redemption Agreement, which, as between the Company and the Selling Shareholders, shall remain in full force and effect.

               18. Termination. This Agreement shall terminate upon the distribution of all property from the Escrow Accounts.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written by their respective duly authorized officers.

                                       LOCAL FINANCIAL CORPORATION



                                       By: /s/ Alan L. Pollock
                                           ---------------------------
                                           Alan L. Pollock
                                           Secretary

                                       THE SELLING SHAREHOLDERS:

                                       BARRON COLLIER



                                       By: /s/ Thomas J. Flood
                                           ---------------------------
                                           Thomas J. Flood
                                           Shareholder Representative

                                       MILES COLLIER



                                       By: /s/ Thomas J. Flood
                                           -----------------------------
                                           Thomas J. Flood
                                           Shareholder Representative


                                       THE BANK OF NEW YORK, as Escrow Agent



                                       By: /s/ Mary Jane Morrissey
                                           ------------------------------
                                       Title: Vice President

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